Exhibit 11.1

                        Computation of Earnings Per Share
                                   (Unaudited)

                            Basic Earnings Per Share



                                                                    Three Months Ended
                                                                        March 31,
                                                                   --------------------
                                                                   1999            1998
                                                                   ----            ----

Total weighted average shares outstanding - basic                 26,395,692     26,694,872

Net income                                                       $ 2,793,748    $ 1,405,916
                                                                 -----------    -----------
Basic net income per share                                       $       .11    $       .05
                                                                 ===========    ===========

                                  Exhibit 11.2

                        Computation of Earnings Per Share
                                   (Unaudited)

                           Diluted Earnings Per Share



                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                       -------------------
                                                                                       1999           1998
                                                                                       ----           ----
Total weighted average shares outstanding - basic                                     26,395,692     26,694,872

Plus incremental sahres from assumed convesions of stock options                       1,017,398             --

Number of shares for computation of diluted net income per share                     $27,413,090    $26,694,872
                                                                                     ===========    ===========
Diluted net income per share                                                         $       .10    $       .05
                                                                                     ===========    ===========